CERTIFICATE OF INITIAL SHAREHOLDER

      Fund Asset Management, L.P., the holder of beneficial interests indicated below, no par value per share, of Merrill Lynch Principal Protected Trust, a Delaware statutory trust (the "Trust"), does hereby confirm to the Trust its representation that it purchased such shares for investment purposes, with no present intention of redeeming or reselling any portion thereof.

                                       Fund Asset Management, L.P.
                                       By: Princeton Services, Inc.
                                           General Partner


                                       By: /s/ Donald C. Burke
                                          ----------------------------------
                                       Name:  Donald C. Burke
                                       Title: First Vice President and Treasurer
                                       Date:  February 25, 2003



                                                            Number of     Number of Class      Number of     Number of Class
Name of Shareholder          Name of Trust Series         Class A Shares      B Shares      Class C Shares       D Shares
-------------------          --------------------         --------------  ---------------   --------------   ---------------
Fund Asset Management, L.P.  Merrill Lynch Core                 1                1                 1                1
                             Principal Protected Fund